EXHIBIT 99.1

ARBINET TO INCREASE NON-CASH COMPENSATION EXPENSES

FOR CERTAIN PERIODS IN 2004 AND 2005

Adjustments Have No Effect on Arbinet’s Cash Position, Revenues or Ongoing Business

New Brunswick, NJ, October 2, 2006 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX) today announced that it has identified errors related to certain stock option agreements arising out of a misinterpretation of the expiration terms of those agreements. Specifically, certain stock option agreements that had a five-year term were treated as having a nine-year term. These stock options were granted prior to the Company’s initial public offering in 2004.

The Audit Committee of Arbinet’s Board of Directors, with the assistance of outside legal counsel and outside accounting consultants, has thoroughly reviewed the matter. Based on this review, the Company currently expects that it will increase non-cash compensation expense on its consolidated statement of operations in the years 2004 and 2005 by approximately $200,000 and $1.1 million, respectively. This includes additional non-cash compensation expense of approximately $150,000 in second quarter of 2004, approximately $50,000 in the third quarter of 2004, approximately $1.0 million in the first quarter of 2005, and approximately $50,000 in the second quarter of 2005. As a result, the Company’s financial statements for the years ended December 31, 2004 and 2005 will be restated, and the Company’s financial statements for the quarters ended June 30, 2004 and March 31, 2005, and for the year ended December 31, 2005 should no longer be relied upon.

These adjustments have no effect on the Company’s cash position, reported revenue for the recently completed quarter or any previous periods, or Arbinet’s ongoing business, which continues to perform in line with internal expectations.

The Company will file an amended Form 10-K for the year ended December 31, 2005 reflecting the necessary adjustments for 2004 and 2005 with the Securities and Exchange Commission as soon as practicable. Arbinet expects a timely filing of its Form 10-Q for the three months ended September 30, 2006.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 600+ voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

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Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company’s growth, strategic and business plans, product development and service offerings, future operating results, and the Company’s expected restatement of its historical financial statements. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the finalization of the financial accounting related to the Company’s stock option grants and other potential adjustments, including any potential tax impacts; unanticipated consequences of the restatement; the Company’s ability to coordinate and complete the restatement and file the Company’s amended Annual Report on Form 10-K for the year ended December 31, 2005; the review and audit by the Company’s independent auditor of the Company’s 2006 financial statements; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including shareholder litigation and proceedings by the Securities and Exchange Commission or other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others; the Company’s revenue growth and losses; ability to raise capital; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, mobile on thexchange services, DirectAxcessSM trading service, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; competitive factors; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; future government regulation; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Annual Report on Form 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contact:

Jack Wynne

(732) 509-9230